SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   October 13, 1995 (September 29, 1995)
              ________________________________________________
              Date of report (Date of earliest event reported)

                             Hexcel Corporation
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)

        Delaware               1-8472                 94-1109521
     ______________     _____________________      __________________
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                      5794 West Las Positas Boulevard
                     Pleasanton, California  94588-8781
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (510) 847-9500
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 5.   Other Events.

                    On September 29, 1995, Hexcel Corporation, a
          Delaware corporation ("Hexcel"), entered into a defini-tive agreement (the "Strategic Alliance Agreement") with Ciba-Geigy Limited, a Swiss corporation ("Ciba"), and Ciba-Geigy Corporation, a New York corporation ("CGC"), to acquire Ciba's global Composites Division, which includes Ciba's composites, structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components business-es (the "Ciba Composites Business"). The terms of the Strategic Alliance Agreement are consistent with the previously announced Letter of Intent entered into on July 11, 1995 between Hexcel and Ciba. Pursuant to the Strategic Alliance Agreement, Hexcel will acquire the assets (including the stock of certain of Ciba's non-U.S. subsidiaries) and liabilities of the Ciba Composites Business other than certain excluded assets and liabili-ties, in exchange for which Ciba and CGC will receive, in the aggregate, (i) newly issued shares of Hexcel's common stock representing 49.9% of its outstanding common stock after giving effect to such issuance, (ii) $25 million in cash and (iii) senior subordinated debt in an aggregate principal amount to be determined after closing (the amount of which is currently estimated to be approximate-ly $45-50 million, subject to adjustment based on certain non-operating liabilities of Hexcel in excess of such amounts carried on the balance sheet of the Ciba Compos-ites Business, changes in the working capital of Hexcel and the Ciba Composites Business prior to closing and certain other valuation factors).

                    Consummation of the transaction is subject to significant conditions, including, among others, (i) certain antitrust and security clearance approvals, (ii) Hexcel stockholder approval of the issuance of Hexcel common stock to Ciba and an amendment to Hexcel's certif-icate of incorporation increasing the number of autho-rized shares of Hexcel common stock from 40,000,000 to 100,000,000, (iii) listing of the shares of Hexcel common stock to be issued to Ciba on the New York Stock Ex-change, (iv) Hexcel's receipt of adequate financing on commercially reasonable terms, (v) the absence of any material adverse change in the business or financial condition of Hexcel or the Ciba Composites Business and
          (vi) the execution and delivery of certain ancillary agreements. The waiting period under the Hart-Scott-Rodino Act with respect to the transaction expired on September 25, 1995.

                    The Strategic Alliance Agreement contemplates that Hexcel and Ciba will enter into a governance agree-ment (the "Governance Agreement") at closing. The Gover-nance Agreement will contain certain standstill and governance provisions designed to restrict Ciba's ability to control Hexcel and to protect Hexcel's public stock-holders. Pursuant to such provisions, Hexcel's Board of Directors will consist of 10 directors, initially includ-ing four directors designated by Ciba ("Ciba Directors"), John J. Lee (Hexcel's current Chief Executive Officer), Juergen Habermeier (the current President of Ciba's Composites Division) and four additional directors who are independent of Ciba. Such provisions also (i) re-quire the approval of at least one non-Ciba director for the taking of any action by the Board of Directors, (ii) limit Ciba's ability to acquire additional shares of Hexcel's common stock and (iii) provide certain protections to Hexcel's public stockholders in connection with any future acquisition of Hexcel. The Governance Agreement also provides initially that (i) the approval of at least one Ciba Director is required for the Hexcel Board of Directors to take any action and (ii) the ap-proval of a majority of Ciba Directors is required for certain significant actions. The Governance Agreement further provides Ciba with certain preemptive rights upon any issuance of equity securities by Hexcel.

                    The foregoing description of the transaction is qualified in its entirety by reference to the Strategic Alliance Agreement (together with its exhibits, including a form of the Governance Agreement), which is filed as
          Exhibit 10.1 to this Current Report and is incorporated herein by reference. A copy of the press release an-nouncing the execution of the Strategic Alliance Agree-ment is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.


          Item 7.   Financial Statements, Pro Forma
                    Financial Information and Exhibits.

               (c)  Exhibits

          Exhibit No.                        Description

            10.1                        Strategic Alliance Agree-
                                        ment, dated as of September
                                        29, 1995, among Ciba, CGC
                                        and Hexcel

            99.1                        Press Release


                                    Signatures

                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  October 13, 1995

                                 HEXCEL CORPORATION

                                 By: /s/ JOHN J. LEE
                                    Name:  John J. Lee
                                    Title: Chief Executive Officer